EXHIBIT 16.1 Letter from AJC to the Securities and Exchange Commission dated January 4, 2006

January 4, 2006
Securities and Exchange Commission
Washington, DC 20549

Dear Sirs:

We have read and agree with the comments in Item 4.01 of Form 8-K of Biomass Processing Technology, Inc. (Commission File Number 0-50520) dated December 28, 2005, insofar as the comments relate to our firm.

Sincerely,

/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants